                of survivorship and not                 Act___________________
                tenants in common                               (state)

       Additional abbreviations may be used though not in the above list.

        FOR VALUE RECEIVED, __________________________ hereby sell, assign and transfer unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

________________________________________________________________________ Shares
of the Common Stock represented by the within Certificate, and do hereby Irrevocably constitute and appoint

_______________________________________________________________________________
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Date ___________________________    ___________________________________________
                                    Signature

                                    ___________________________________________
                                    Signature

                                    NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT
                                             MUST CORRESPOND WITH THE NAME AS
                                             WRITTEN UPON THE FACE OF THE
                                             CERTIFICATE, IN EVERY PARTICULAR,
                                             WITHOUT ALTERATION OR ENLARGEMENT,
                                             OR ANY CHANGE WHATSOEVER.

            Signature(s) Guaranteed ___________________________________________

                                                                    Exhibit 4.3


                              SIGNATURE INNS, INC.

                                      and

                         HARRIS TRUST AND SAVINGS BANK

                                  RIGHTS AGENT

                                ---------------

                              AMENDED AND RESTATED
                                RIGHTS AGREEMENT

                             DATED JANUARY 17, 1997

                               TABLE OF CONTENTS


Section 1.       Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Section 2.       Appointment of Rights Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

Section 3.       Issuance of Rights Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

Section 4.       Form of Rights Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

Section 5.       Countersignature and Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

Section 6.       Transfer, Split Up, Combination and Exchange of Rights Certificates;
                 Mutilated, Destroyed, Lost or Stolen Rights Certificates . . . . . . . . . . . . . . . . . . . . . .   9

Section 7.       Exercise of Rights; Exercise Price; Expiration Date of Rights  . . . . . . . . . . . . . . . . . . .  10

Section 8.       Cancellation and Destruction of Rights Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  13

Section 9.       Reservation and Availability of Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

Section 10.      Series One Preferred Stock Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Section 11.      Adjustment of Exercise Price, Number and Kind of Shares or Number of Rights  . . . . . . . . . . . .  15

Section 12.      Certificate of Adjusted Exercise Price or Number of Shares . . . . . . . . . . . . . . . . . . . . .  23

Section 13.      Consolidation, Merger or Sale or Transfer of Assets or Earning Power . . . . . . . . . . . . . . . .  23

Section 14.      Fractional Rights and Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

Section 15.      Rights of Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

Section 16.      Agreement of Rights Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

Section 17.      Rights Certificate Holder Not Deemed a Stockholder . . . . . . . . . . . . . . . . . . . . . . . . .  29

Section 18.      Concerning the Rights Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

Section 19.      Merger or Consolidation or Change of Name of Rights Agent  . . . . . . . . . . . . . . . . . . . . .  30

Section 20.      Duties of Rights Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31

Section 21.      Change of Rights Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33

Section 22.      Issuance of New Rights Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34

Section 23.      Redemption.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34

Section 24.      Exchange.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35

Section 25.      Notice of Certain Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36

Section 26.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38

Section 27.      Supplements and Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38

Section 28.      Determinations and Actions by the Board of Directors, etc  . . . . . . . . . . . . . . . . . . . .    39

Section 29.      Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40

Section 30.      Benefits of this Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40

Section 31.      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40

Section 32.      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40

Section 33.      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41

Section 34.      Descriptive Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41

Section 35.      Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41

Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42

Exhibit A.       Form of Rights Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1

Exhibit B.       Summary of Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-1

                     AMENDED AND RESTATED RIGHTS AGREEMENT

         AMENDED AND RESTATED RIGHTS AGREEMENT, dated as of the 17th day of January, 1997 (the "Agreement"), between Signature Inns, Inc., an Indiana corporation (the "Company"), and Harris Trust and Savings Bank (the "Rights Agent").

                                R E C I T A L S

         WHEREAS, on September 19, 1996 (the "Rights Dividend Declaration Date"), the Board Directors of the Company (the "Board") authorized and declared a distribution of one Right (as defined in Section 1 hereof) for each share of the Company's common stock, without par value ("Common Stock"), outstanding on the Record Date (as defined in Section 1 hereof), subject to the execution of this Agreement and to certain other conditions, and the issuance of one Right (as such number may hereinafter be adjusted pursuant hereto) with respect to each share of Common Stock issued (whether originally issued or delivered from the Company's treasury) between the Record Date and the earlier of the Exercisability Date (as defined in Section 3(a) hereof) or the Expiration Date (as defined in Section 7(a) hereof), each Right initially representing the right to purchase, one hundredth of one share of a newly designated Series A Preferred Stock, without par value;

         WHEREAS, the Company and the Rights Agent entered into that certain Rights Agreement, dated as of October 31, 1996 (the "Initial Rights Agreement"); and

         WHEREAS, on January 15, 1997, the Board, in accordance with Section 27 of the Initial Rights Agreement and in connection with the Company's offering (the "Preferred Offering") of Cumulative Convertible Preferred Stock, Series A, without par value (the "Series A Preferred Stock"), determined it desirable and in the best interests of the Company and its shareholders that the Initial Rights Agreement be amended and restated in order to, among other things, (i) redesignate each Right so that it represents the right to purchase, upon the terms and subject to the conditions hereinafter set forth, one hundredth of one share of Non-cumulative Preferred Stock, Series One, without par value (the "Series One Preferred Stock"), having the relative rights, preferences and limitations set forth in the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and (ii) amend the Exercise Price (as herein defined) in connection with the Preferred Offering;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1.       Certain Definitions.

         For purposes of this Agreement, the following terms have the meanings indicated:

         (a) "Acquiring Person" means (i) any Person which (or which, together with all its Affiliates and Associates) shall be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding (other than as a result of a Permitted Offer) or (ii) any Adverse Person.

Notwithstanding the foregoing, (x) the term "Acquiring Person" shall not include the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries, or any trustee or fiduciary with respect to such plan acting in such capacity, or John Bontreger (either alone or together with his Affiliates and Associates); and (y) no Person shall become an "Acquiring Person" as the result of (A) the acquisition of Common Stock (or other securities convertible into shares of Common Stock or other rights with respect to Common Stock) directly from the Company, or (B) an acquisition of Common Stock (or other securities convertible into shares of Common Stock or other rights with respect to Common Stock) by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person (alone or together with all Affiliates and Associates) to 20% or more of the shares of Common Stock then outstanding; provided, however, that if a Person (together with its Affiliates and Associates) becomes the Beneficial Owner of 20% or more of the Common Stock then outstanding by reason of share purchases by the Company, and such Person (or an Affiliate or Associate) subsequently becomes the Beneficial Owner of any additional Common Stock, then such Person shall be deemed to be an "Acquiring Person."

         (b) "Adverse Person" means any person declared by the Board to be an Adverse Person after (i) a determination by the Board that such Person, alone or together with its Affiliates and Associates, has become the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding; and (ii) a determination by the Board, after reasonable inquiry and investigation (including such consultation, if any, with such persons as such directors shall deem appropriate), that:

                 (A) such Beneficial Ownership by such Person is intended to, is reasonably likely to, or will either cause the Company to repurchase the Common Stock (or other securities convertible into shares Common Stock) beneficially owned by such Person or cause pressure on the Company to take action or enter into a transaction or series of transactions that would provide such Person with short-term financial gain under circumstances where the Board determines that the best long-term interests of the Company and its shareholders, but for the actions and possible actions of such Person, would not be served by taking such action or entering into such transactions or series of transaction at that time; or

                 (B) such Beneficial Ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company;

provided, however, that the Board may not declare a Person to be an Adverse Person if such person was the Beneficial Owner of 10% or more of the Common Stock outstanding on the Close of Business on the day prior to the Effective Date of this Agreement determined in accordance with Section 35 hereof, or if, prior to the time that such Person acquired 10% or more of the Common Stock, such Person provided to the Board a written statement of such Person's acquisition of such

Common Stock, together with any other information reasonably requested of such Person by the Board, and the Board, based on such statement and reasonable inquiry and investigation (including such consultation, if any, with such persons as the directors shall deem appropriate), determines to notify and notifies such Person in writing that it will not declare such Person to be an Adverse Person; and provided, further, that the Board may expressly condition in any manner a determination not to declare a Person an Adverse Person on such conditions as the Board may select, including, without limitation, that such Person shall not acquire more than a specified amount of Company stock and/or that such Person shall not take actions inconsistent with the purposes and intentions disclosed by such Person in the statement provided by such Person to the Board. In the event that the Board should at any time determine, upon reasonable inquiry and investigation (including consultation with such persons as the directors shall deem appropriate), that such Person has not met or complied with any condition specified by the Board, the Board may at any time thereafter declare such Person to be an Adverse Person. No delay or failure by the Board to declare a Person to be an Adverse Person shall in any way waive or otherwise affect the power of the Board subsequently to declare a Person to be an Adverse Person.

         (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

         (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

                 (i) of which such Person or any of such Person's Affiliates or Associates is considered to be a "beneficial owner" under Rule 13d-3 of the General Rules and Regulations under the Exchange Act (the "Exchange Act Regulations") as in effect on the date hereof; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (i) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the Exchange Act Regulations, and (B) is not reportable by such Person on
         Schedule 13D under the Exchange Act (or any comparable or successor report);

                 (ii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (i) of this paragraph (d)) or disposing of such securities (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities); or

                 (iii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise;

provided, however, that under this paragraph (d), a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (x) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (y) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (z) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Exercisability Date or pursuant to Section 3(a) or Section 22 hereof (the "Original Rights") or pursuant to
Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights.

         Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a person's Beneficial Ownership of securities of the Company, shall mean the number of securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

         (e)     "Board" has the meaning set forth in the Recitals.

         (f) "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in Indianapolis, Indiana are authorized or obligated by law or executive order to close.

         (g) "Close of Business" on any given date means 5:00 P.M., Indianapolis, Indiana local time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Indianapolis, Indiana local time, on the next succeeding Business Day.

         (h) "common stock" of any Person other than the Company means such Person's capital stock with the greatest voting power, or, if such Person shall have no capital stock, the equity securities or other equity interest having power to control or direct the management of such Person.

         (i) "Common Stock" means the shares of common stock, without par value, of the Company or, in the event of a stock split or reverse stock split with respect to such shares of Common Stock, the shares of Common Stock of the Company resulting from such stock split or reverse stock split.

         (j) "Continuing Director" means any Person who is a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a nominee or representative of an Acquiring Person or of an Acquiring Person's Affiliate or Associate, and who (i) was a member of the Board prior to the date of this Agreement, or (ii) becomes a member of the Board after the date of this Agreement if such Person's nomination for election to the Board is recommended or approved by a majority of the Continuing Directors.

         (k) "Exercisability Date" has the meaning set forth in Section 3(a) hereof.

         (l) "Exercise Price" has the meaning set forth in Section 7(b) hereof.

         (m) "Expiration Date" has the meaning set forth in Section 7(a) hereof.

         (n) "Final Expiration Date" has the meaning set forth in Section 7(a) hereof.

         (o) "Permitted Offer" means a tender or exchange offer which is for all outstanding shares of Common Stock (and/or other securities convertible into shares of Common Stock) at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer and by at least a majority of the members of the Board of Directors who qualify as Continuing Directors, to be adequate (taking into account all factors that such Directors deem relevant including, without limitation, prices that reasonably could be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Company and its shareholders, other than the Person or any Affiliate or Associate thereof on whose basis the offer is being made (taking into account all factors that such Directors may deem relevant).

         (p) "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.

         (q)     "Record Date" means the Close of Business on March 18, 1997.

         (r) "Redemption Date" has the meaning set forth in Section 7(a) hereof.

         (s) "Registration Statement" means the Company's Registration Statement on Form SB-2 (File No. 333-12735).

         (t) "Right" means one of the stock purchase rights created hereunder.

         (u) "Rights Certificate" has the meaning set forth in Section 3(a) hereof.

         (v) "Rights Dividend Declaration Date" has the meaning set forth in the Recitals.

         (w) "Section 11(a)(ii) Event" means any event described in Section 11(a)(ii) hereof.

         (x)     "Section 13 Event" means any event described in clause (x),
(y) or (z) of Section 13(a) hereof.

         (y) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

         (z) "Subsidiary" means, with reference to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

         (aa)    "Triggering Event" means any Section 11(a)(ii) Event or any
Section 13 Event.

         Section 2.       Appointment of Rights Agent.

         The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

         Section 3.       Issuance of Rights Certificates.

         (a)     Until the earlier of:

                 (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), and

                 (ii) the Close of Business on such date as a majority of the Board shall determine, which date shall follow the commencement of a tender offer (as determined by reference to Rule 14d-2(a) under the Exchange Act) or exchange offer by any Person, if upon consummation thereof such Person would become an Acquiring Person (the earlier of (i) and (ii) above being the "Exercisability Date"), the Rights:

                 (x) will be evidenced (subject to the provisions of paragraph
         (b) of this Section 3) by the certificates for shares of Common Stock registered in the names of the holders thereof as of and subsequent to the Record Date (which certificates for shares of Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and

                 (y) will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).

As soon as practicable after the Exercisability Date, the Rights Agent will send at the expense of the Company by first-class, postage prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Exercisability Date, at the address of such holder shown on the records of the Company, a certificate for Rights, substantially in the form of Exhibit A attached hereto (the "Rights Certificate"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11 hereof, then at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Exercisability Date, the Rights will be evidenced solely by such Rights Certificates.

         (b) On the Record Date or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights Agreement, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Stock as of the Close of Business on the Record Date at the address of such holder shown on the records of the Company. With respect to certificates for Common Stock outstanding as of the Record Date, until the earlier of the Exercisability Date, the Expiration Date and the Final Expiration Date (as such terms are defined in this Section 3 and in Section 7 hereof), the Rights will be evidenced by such certificates for Common Stock registered in the names of the holders thereof (together with a copy of the Summary of Rights). Until the earlier of the Exercisability Date, the Expiration Date and the Final Expiration Date, the surrender for transfer of any certificate for Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.

         (c) Rights shall, without any further action, be issued in respect of all shares of Common Stock which are issued (including any shares of Common Stock held in treasury) after the Record Date but prior to the earlier of the Exercisability Date and the Expiration Date. Certificates representing such shares of Common Stock issued after the Record Date shall bear the following legend:

                 This certificate also evidences and entitles the holder hereof to certain rights as set forth in the Amended and Restated Rights Agreement between Signature Inns, Inc. (the "Company") and Harris Trust and Savings Bank (the "Rights Agent") dated as of January 17, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal office of the stock transfer administration office of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to certificates representing shares of Common Stock (whether or not such certificates include the foregoing legend), until the earlier of the Exercisability Date and the Expiration Date, (i) the Rights associated with the shares of Common Stock represented by such certificates shall be evidenced by such certificates alone, (ii) registered holders of the shares of Common Stock shall also be the registered holders of the associated Rights, and (iii) the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates.

         Section 4.       Form of Rights Certificates.

         (a) The Rights Certificates (and the forms of election to purchase Series One Preferred Stock and of assignment to be printed on the reverse thereof) shall each be substantially in the form of Exhibit A attached hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or any rule or regulation thereunder or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one hundredths of a share of Series One Preferred Stock as shall be set forth therein at the Exercise Price, but the amount and type of securities, cash or other assets that may be acquired upon the exercise of each Right and the Exercise Price thereof shall be subject to adjustment as provided herein.

         (b) Any Rights Certificate issued pursuant hereto that represents Rights that are beneficially owned by:

                 (i) an Acquiring Person or any Affiliate or Associate of an Acquiring Person,

                 (ii) a transferee of an Acquiring Person (or of any such Affiliate or Associate) which becomes a transferee after the Acquiring Person becomes such, or

                 (iii) a transferee of an Acquiring Person (or of any such Affiliate or Associate) which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and which receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Affiliate or Associate) to holders of equity interests therein, or to any Person with whom such Acquiring Person (or Affiliate or Associate) has any continuing agreement, arrangement or understanding regarding the transferred Rights, shares of Common Stock (or other securities convertible into shares of Common Stock), or the Company, or (B) a transfer which a majority of the Board has determined to be part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall, upon the written direction of a majority of the Board, contain (to the extent feasible) the following legend:

                 The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

The provisions of Section 7(e) of this Rights Agreement shall be operative whether or not the foregoing legend is contained on any Rights Certificate.

         Section 5.       Countersignature and Registration.

         (a) Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President, any Vice President, or Treasurer and shall be attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or facsimile. The Rights Certificates shall be countersigned by the Rights Agent, by manual signature (or by facsimile signature if permitted by law) of an authorized officer, and no Rights Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose unless so countersigned. A Rights Certificate bearing the manual or facsimile signatures of individuals who were the proper officers of the Company at the actual date of execution of such Rights Certificate shall bind the Company, notwithstanding that such individuals or any of them ceased to hold such offices prior to the countersignature of such Rights Certificate or did not hold such offices at the date of execution of this Rights Agreement. Such countersignature upon any Rights Certificate shall be conclusive evidence, and the only evidence, that such Rights Certificate has been duly countersigned as required hereunder.

                 (b) Following the Exercisability Date, the Rights Agent will keep or cause to be kept, at its office designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the name and address of each holder of a Rights Certificate, the number of Rights evidenced on its face by each Rights Certificate, and the certificate number and date of each Rights Certificate.

         Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

         (a) Subject to the provisions of Sections 4(b), 7(e) and 14 hereof, at any time after the Close of Business on the Exercisability Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined, or exchanged for another Rights Certificate or Certificates entitling the registered holder to purchase a like number of one hundredths of a share of Series One Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitle such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent and shall execute and surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment set forth on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner or former Beneficial Owner (or Affiliates or Associates thereof) of the Rights represented by such Rights Certificate as the Company shall reasonably request; whereupon the Rights Agent shall, subject to the provisions of Sections 4(b), 7(e) and 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

         (b) If a Rights Certificate shall be mutilated, lost, stolen or destroyed, upon request by the registered holder of the Rights represented thereby, there shall be issued, in exchange for and upon cancellation of the mutilated Rights Certificate, or in substitution for the lost, stolen or destroyed Rights Certificate, a new Rights Certificate, in substantially the form of the prior Rights Certificate, of like tenor and representing the equivalent number of Rights; provided, however, that a new Rights Certificate shall be issued only upon reimbursement to the Company or the Rights Agent (as the case may be) of all reasonable expenses incidental thereto, if such reimbursement is requested by the Company or the Rights Agent; and provided further, that, in the case of loss, theft or destruction of a Rights Certificate, a new Rights Certificate shall be issued only upon receipt of evidence satisfactory to the Company and the Rights Agent of such loss, theft or destruction and, if requested by the Company or the Rights Agent, indemnity or security reasonably satisfactory to the Company or the Rights Agent (as the case may be).

         Section 7. Exercise of Rights; Exercise Price; Expiration Date of Rights.

         (a) At any time after the Exercisability Date and prior to the earlier of (i) the Close of Business on the tenth anniversary of the Record Date (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date") (the earlier of (i) and (ii) being the "Expiration Date"), the registered holder of any Rights Certificate may, subject to the provisions of Section 7(e) hereof, exercise the Rights evidenced thereby in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Exercise Price (as hereinafter defined) for the total number of one hundredths of a share of Series One Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) for which such surrendered Rights are then exercisable.

         (b) The purchase price for each one hundredth of a share of Series One Preferred Stock upon exercise of the Rights initially shall be $40 assuming the 1-for-3.7 reverse stock split with respect to the Common Stock as described in the Registration Statement, and subject to adjustment from time to time as provided in the next sentence and in Sections 11 and 13(a) hereof (such purchase price, as so adjusted, being the "Exercise Price"), and shall be payable in accordance with paragraph (c) below. Anything in this Agreement to the contrary notwithstanding, in the event that, at any time after the effective date of this Agreement and prior to the Exercisability Date, the Company shall (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock; then, in any such case, each share of Common Stock outstanding following such dividend, subdivision, combination or reclassification shall continue to have a Right associated therewith, and the Exercise Price following any such event shall be proportionately adjusted to equal the result obtained by multiplying the Exercise Price immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustment provided for in the preceding sentence shall be made successively whenever such a dividend is declared or such a subdivision, combination or reclassification is effected.

         (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment in the manner described below, with respect to each Right so exercised, of the Exercise Price for the one hundredth of a share of Series One Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) to be purchased thereby, and of an amount equal to any applicable transfer tax required to be paid by the holder in accordance with Section 6 hereof or evidence satisfactory to the Company of payment of such tax), the Rights Agent shall, subject to Section 20(j) hereof, thereupon promptly:

                 (i) requisition from the transfer agent for the Series One Preferred Stock certificates for such total number of one hundredths of a share of Series One Preferred Stock as are to be purchased, and the Company will direct the transfer agent to comply with such request;

                 (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with
         Section 14 hereof;

                 (iii) after receipt of such Series One Preferred Stock certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and

                 (iv) after receipt of such cash, if any, deliver the same to or upon the order of the registered holder of such Rights Certificate.

In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The payment of the Exercise Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made in cash or by certified or bank check or bank draft payable to the order of the Company. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Series One Preferred Stock would be issued.

         (d) In the event of an exercise of the Rights by a holder pursuant to Section 11(a)(ii) hereof, the Rights Agent shall return such Rights Certificate to the registered holder thereof after imprinting, stamping, or otherwise indicating thereon that the rights represented by such Rights Certificate no longer include the rights provided by Section 11(a)(ii) of the Rights Agreement. In addition, in the event that the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised (and, if some of the Rights exercised were exercised pursuant to Section 11(a)(ii), indicating by imprint, stamp or otherwise the number of Rights remaining which continue to include rights provided by Section 11(a)(ii)) shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

         (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by any of the Persons described below shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise:

                 (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person;

                 (ii) a transferee of an Acquiring Person (or of any such Affiliate or Associate) which becomes a transferee after the Acquiring Person becomes such; or

                 (iii) a transferee of an Acquiring Person (or of any such Affiliate or Associate) which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and which receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Affiliate or Associate) to holders of equity interests therein, or to any Person with whom such Acquiring Person (or Affiliate or Associate) has any continuing agreement, arrangement or understanding regarding the transferred Rights, shares of Common Stock (or other securities convertible into shares of Common Stock), or the Company, or (B) a transfer which a majority of the Board has determined to be part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e).

The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights or any other Person as a result of its failure to make any determination under this Section 7(e) or such Section 4(b) with respect to an Acquiring Person or its Affiliates, Associates or transferees.

         (f) Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise by such registered holder unless such registered holder shall have (i) completed and executed the certificate following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner or former Beneficial Owner (or Affiliates or Associates thereof) of the Rights represented by such Rights Certificate as the Company shall reasonably request.

         Section 8.       Cancellation and Destruction of Rights Certificates.

         All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Rights Certificates acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or, at the written request of the Company, shall destroy such canceled Rights Certificates and, in such case, shall deliver a certificate of destruction thereof to the Company.

         Section 9.       Reservation and Availability of Capital Stock.

         (a) The Company shall (i) at all times prior to the Expiration Date cause to be reserved and kept available out of its authorized and unissued shares of Series One Preferred Stock, or any authorized and issued shares of Series One Preferred Stock held in its treasury, the number of shares of Series One Preferred Stock that, as provided in this Agreement, including, without limitation, Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights; and (ii) at all times following the occurrence of a Section 11(a)(ii) Event, shall so reserve and keep available a sufficient number of any other securities that may be required to permit the exercise in full of the Rights pursuant to this Agreement.

         (b)     The Company shall use its best efforts:

                 (i) as soon as practicable following (A) the occurrence of a Section 11(a)(ii) Event and a determination by the Company in accordance with Section 11(a)(iii) hereof of the consideration to be delivered by the Company upon exercise of the Rights or (B) if so required by law, the Exercisability Date, to file a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities that may be acquired upon exercise of the Rights;

                 (ii) to cause such registration statement to become effective as soon as practicable after the date of such filing (such date being the "Registration Date");

                 (iii) to cause such registration statement to remain effective (and to include a prospectus complying with the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for the securities covered by such registration statement, and (B) the Expiration Date; and

                 (iv) as soon as practicable following the Registration Date, to take such action as may be required to ensure that any acquisition of securities upon exercise of the Rights complies with any applicable state securities or "blue sky" laws.

The Company may temporarily suspend the exercisability of the Rights, for a period of time not to exceed ninety (90) days after the date set forth in subclause (A) or (B), whichever applies, of clause (i) of the first sentence of this Section 9(b) in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension of exercisability, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended and, upon termination of such suspension, the Company shall issue a public announcement stating that the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the Exercisability Date, the Company may temporarily suspend the exercisability of the Rights until such time as such registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law, or a registration statement, as described above, shall not have been declared effective.

         (c) The Company shall take such action as may be necessary to ensure that all one hundredths of a share of Series One Preferred Stock (and, following the occurrence of a Triggering Event, any other securities) that may be delivered upon exercise of Rights shall be, at the time of delivery of the certificates for such securities, duly and validly authorized and issued, and fully paid and nonassessable.

         (d) So long as the shares of Series One Preferred Stock (and, after the occurrence of a Triggering Event, any other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

         (e) The Company may pay or may require the Rights holder to pay any documentary, stamp or transfer tax imposed in connection with the issuance or delivery of the Rights Certificates or certificates for shares of Series One Preferred Stock (or, following the occurrence of a Triggering Event, any other securities or other assets) upon the exercise of Rights. The Company shall not be required to issue or deliver any certificates for shares of Series One Preferred Stock (or any other securities, cash or assets, as the case may be) to or in the name of the registered holder upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         Section 10.      Series One Preferred Stock Record Date.

         Each Person in whose name any certificate for a number of one hundredths of a share of Series One Preferred Stock (or, following the occurrence of a Triggering Event, other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Series One Preferred Stock or other securities represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Series One Preferred Stock (or other securities) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities fractional or otherwise on, and such certificate shall be dated as of, the next succeeding Business Day on which the Series

One Preferred Stock (or other securities) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. Adjustment of Exercise Price, Number and Kind of Shares or Number of Rights.

         The Exercise Price, the number and kind of securities covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                 (a) (i) In the event that the Company, at any time after the date of this Agreement, shall (A) declare a dividend on the Series One Preferred Stock payable in shares of Series One Preferred Stock,
         (B) subdivide the outstanding Series One Preferred Stock, (C) combine the outstanding Series One Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Series One Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Series One Preferred Stock or other capital stock, as the case may be, issuable on such date upon exercise of the Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Exercise Price then in effect, the aggregate number and kind of shares of Series One Preferred Stock or other capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that if the record date for any such dividend, subdivision, combination or reclassification shall occur prior to the Exercisability Date, the Company shall make an appropriate adjustment to the Exercise Price in lieu of adjusting (as described above) the number of shares of Series One Preferred Stock (or other capital stock, as the case may be) issuable upon exercise of the Rights. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

                          (ii) In the event that any Person shall become an Acquiring Person, other than pursuant to any transaction set forth in
         Section 13(a) hereof, then, promptly following the occurrence of such event (a "Section 11(a)(ii) Event"), proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have, and proper provision shall be made so that each such holder shall have, the right to receive, upon exercise thereof at a price equal to the then current Exercise Price in accordance with the terms of this Agreement, in lieu of a number of one hundredths of a share of Series One Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then current Exercise Price by the number of one hundredths of a share of Series One Preferred Stock for which a Right was potentially exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event (such that if the Right was potentially exercisable for one hundredth of one share of Series One Preferred Stock immediately prior to such Section 11(a)(ii) Event, the Exercise Price would be multiplied by one), and dividing that product by (y) 50% of the current market price (as determined pursuant to Section 11(d) hereof) per share of the Common Stock on the date of the first occurrence of a Section 11(a)(ii) Event (such number of shares, the "Adjustment Shares").

                          (iii) In the event that the number of shares of Common Stock which are authorized by the Company's Articles of Incorporation but are not outstanding and are not reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall:

                          (A) determine the excess of (1) the value of the
                 Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Exercise Price (such excess being the "Spread"); and

                          (B) with respect to each Right, make adequate
                 provision to substitute for the Adjustment Shares, upon payment of the applicable Exercise Price, (1) cash, (2) a reduction in the Exercise Price, (3) other equity securities of the Company, (such other equity securities being referred to as "capital stock equivalents"), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, such substituted items having an aggregate value equal to the Current Value, where such aggregate value has been determined by a majority of the Board of Directors after receiving advice from a nationally recognized investment banking firm;

         provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty
         (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash shall have an aggregate value equal to the Spread. To the extent that the Company determines that some action need be taken pursuant to the first sentence of this

         Section 11(a)(iii), the Company shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on the Section 11(a)(ii) Trigger Date and the value of any "common stock equivalent" shall be deemed to have the same value as the Common Stock on such date.

         (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Series One Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Series One Preferred Stock (or shares having the same rights, privileges and preferences as shares of Series One Preferred Stock ("equivalent preferred stock")) or securities convertible into Series One Preferred Stock or equivalent preferred stock at a price per share of Series One Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Series One Preferred Stock or equivalent preferred stock) less than the current market price (as determined pursuant to Section 11(d) hereof) per share of Series One Preferred Stock on such record date, then the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of the number of shares of Series One Preferred Stock outstanding on such record date plus the number of shares of Series One Preferred Stock which the aggregate offering price of the total number of shares of Series One Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Series One Preferred Stock outstanding on such record date plus the number of additional shares of Series One Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Series One Preferred Stock owned by or held for the account of the Company or any Subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

         (c) In case the Company shall fix a record date for a distribution to all holders of shares of Series One Preferred Stock (including any such distribution made in connection with a share exchange or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash
(other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in shares of Series One Preferred Stock but including any dividend payable in stock other than Series One Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), then the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current market price (as determined pursuant to Section 11(d) hereof) per share of Series One Preferred Stock on such record date less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Series One Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of Series One Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.

         (d) (i) For the purpose of any computation hereunder, the "current market price" per share of Common Stock (or, after the occurrence of a Triggering Event, any other securities) on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock or other securities for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that if, prior to the expiration of such requisite thirty Trading Day period, the issuer announces either (A) a dividend or distribution on such Common Stock (or other securities) payable in such Common Stock (or other securities) or securities convertible into such Common Stock (or other securities), other than the Rights, or (B) any subdivision, combination or reclassification of such Common Stock (or other securities), then, following the ex-dividend date for such dividend or the record date for such subdivision, as the case may be, the "current market price" shall be properly adjusted to take into account such event. The closing price for each day shall be, if the shares of Common Stock (or other securities) are listed and admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares of Common Stock (or other securities) are not listed or admitted to trading on any national securities exchange, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on The Nasdaq Stock Market's National Market (the "Nasdaq National Market") or such other system then in use, or, if on any such date such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Common Stock (or other securities) selected by the Board. If on any such date no market maker is making a market in such shares, the fair value of such shares on such date as determined in good faith by the Board, shall be used. The term "Trading Day" shall mean a Business Day or, if such shares are listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such shares are listed or admitted to trading is open for the transaction of business.

                 (ii) For the purpose of any computation of the current market price per share of Series One Preferred Stock, if the shares of Series One Preferred Stock are not publicly held or not so listed or traded, "current market price" per share of the Series One Preferred Stock shall be conclusively determined to be the current market price per share of the Common Stock as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Stock nor the Series One Preferred Stock is publicly held or so listed or traded, the "current market price" per share of Series One Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

         (e) Anything herein to the contrary notwithstanding, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a share of Common Stock (or other securities) or one hundred-thousandth of a share of Series One Preferred Stock. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

         (f) If, as a result of an adjustment made pursuant to Sections 11(a)(ii) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Series One Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Exercise Price thereof shall be subject to adjustment from time to time in the manner and on terms as nearly equivalent as practicable to the provisions with respect to the Series One Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k), and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Series One Preferred Stock shall apply on like terms to any such other shares.

         (g) All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of shares of Series One Preferred Stock (or other securities or amount of cash or combination thereof) that may be acquired from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Exercise Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of one hundredths of a share of Series One Preferred Stock or other securities (calculated to the nearest one-millionth of a share) obtained by

                 (i) multiplying (x) the number of one hundredths of a share of Series One Preferred Stock or other securities covered by a Right immediately prior to this adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price; and

                 (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

         (i) The Company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of one hundredths of a share of Series One Preferred Stock (or other securities) that may be acquired upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one hundredths of a share of Series One Preferred Stock (or other securities) for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of such public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Exercise Price or the number of one hundredths of a share of Series One Preferred Stock (or other securities) issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per one hundredth of a share and the number of one hundredths of a share of Series One Preferred Stock (or other securities) which were expressed in the initial Rights Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value, if any, of the number of one hundredths of a share of Series One Preferred Stock (or other securities) issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such fully paid and nonassessable number of one hundredths of a share of Series One Preferred Stock (or other securities) at such adjusted Exercise Price.

         (l) In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of one hundredths of a share of Series One Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one hundredths of a share of Series One Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

         (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Series One Preferred Stock, (ii) issuance wholly for cash of any shares of Series One Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Series One Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Series One Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Series One Preferred Stock, shall not be taxable to such holders or shall reduce the taxes payable by such holders.

         (n)     The Company shall not, at any time after the Exercisability
Date:

                 (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof);

                 (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof); or

                 (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries

         (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof);

if

                 (x) at the time of or immediately after such consolidation, merger or sale, there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights; or

                 (y) prior to, simultaneously with, or immediately after such share exchange, merger or sale, the Person which constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have distributed or otherwise transferred to its stockholders (or other persons holding an equity interest in such Person) Rights previously owned by such Person or any of its Affiliates and Associates;

provided, however, that this Section 11(n) shall not affect the ability of any Subsidiary of the Company to effect a share exchange with, merge with or into, or sell or transfer assets or earning power to, the Company or any other Subsidiary of the Company.

         (o) After the Exercisability Date, the Company shall not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

         Section 12.      Certificate of Adjusted Exercise Price or Number of
Shares.

         Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Exercisability Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

         (a) In the event that, following the Stock Acquisition Date, directly or indirectly:

                 (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such share exchange or merger,

                 (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall effect a consolidation with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such share exchange or merger and, in connection with such share exchange or merger, all or part of the outstanding shares of Common Stock shall be converted into or exchanged for stock or other securities of any other Person or cash or any other property, or

                 (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) to any Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), in one or more transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole),

(any such event described in clause (x), (y) or (z) above being a "Section 13 Event"); then, and in each such case, proper provision shall be made so that:

                 (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Exercise Price (disregarding any adjustment of the Exercise Price pursuant to Section 11(a)(ii) hereof), such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of common stock of the Principal Party (as such term is hereinafter defined), which shares shall not be subject to any liens, encumbrances, rights of first refusal, transfer restrictions or other adverse claims, as shall be equal to the result obtained by:

                          (A) multiplying the then current Exercise Price by
                 the number of one hundredths of a share of Series One Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of one hundredths of a share of Series One Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of such Section 11(a)(ii) Event by the Exercise Price in effect immediately prior to such first occurrence), and

                          (B) dividing that product (which, following the first
                 occurrence of a Section 13 Event, shall be the "Exercise Price" for all purposes of this Agreement) by 50% of the current market price (determined pursuant to Section 11(d) hereof) per share of the common stock of such Principal Party on the date of consummation of such Section 13 Event;

                 (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

                 (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;

                 (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its common stock) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions of this Agreement shall thereafter be applicable to its shares of common stock thereafter deliverable upon the exercise of the Rights; and

                 (v) the provisions of Section 11(a)(ii) hereof shall be of no further effect following the first occurrence of any Section 13 Event.

         (b)     "Principal Party" shall mean:

                 (i)      in the case of any transaction described in clause
         (x) or (y) of the first sentence of Section 13(a) hereof, (A) the Person that is the issuer of any securities into which shares of Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of common stock that has the highest aggregate current market price (determined pursuant to Section 11(d) hereof) and (B) if no securities are so issued, the Person that is the other party to such merger or consolidation, or, if there is more than one such Person, the Person the common stock of which has the highest aggregate current market price (determined pursuant to Section 11(d) hereof); and

                 (ii)     in the case of any transaction described in clause
         (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person the common stock of which has the highest aggregate current market price (determined pursuant to Section 11(d) hereof); provided, however, that in any such case:

                          (A) if the common stock of such Person is not at such
                 time, and has not been continuously over the preceding twelve-month period, registered under Section 12 of the Exchange Act ("Registered Common Stock"), or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Stock outstanding, "Principal Party" shall refer to such other Person;

                          (B) if the common stock of such Person is not
                 Registered Common Stock or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person which has Registered Common Stock outstanding, "Principal Party" shall refer to the ultimate parent entity of such first-mentioned Person;

                          (C) if the common stock of such Person is not
                 Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Common Stock outstanding, "Principal Party" shall refer to whichever of such other Persons is the issuer of the Registered Common Stock having the highest aggregate current market price (determined pursuant to Section 11(d) hereof); and

                          (D) if the common stock of such Person is not
                 Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons have Registered Common Stock outstanding, "Principal Party" shall refer to whichever ultimate parent entity is the corporation having the greatest stockholders equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.

         (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its common stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13, and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and
(b) of this Section 13 and further providing that the Principal Party will:

                 (i) (A) file on an appropriate form, as soon as practicable following the execution of such agreement, a registration statement under the Securities Act with respect to the common stock that may be acquired upon exercise of the Rights, (B) cause such registration statement to remain effective (and to include a prospectus complying with the requirement of the Securities Act) until the Expiration Date, and (C) as soon as practicable following the execution of such agreement, take such action as may be required to ensure that any acquisition of such common stock upon the exercise of the Rights complies with any applicable state securities or "blue sky" laws; and

                 (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

         (d) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its certificate of incorporation or Bylaws or other instrument governing its corporate affairs, which provision would have the effect of

                 (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of common stock of such Principal Party at less than the then current market price per share (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, common stock of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section 13); or

                 (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the common stock of such Principal Party pursuant to the provisions of Section 13;

then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

         (e) The provisions of this Section 13 shall similarly apply to successive mergers or share exchanges or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a
Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) hereof.

         Section 14.      Fractional Rights and Fractional Shares.

         (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the Persons to which such fractional Rights would otherwise be issuable an amount in cash equal to such fraction of the market value of a whole Right. For purposes of this Section 14(a), the market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be:

                 (i) if the Rights are listed or admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading; or

                 (ii) if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted sales price; or

                 (iii) if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on the Nasdaq National Market or such other system then in use; or

                 (iv) if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by a majority of the Board of Directors; or

                 (v) if on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by a majority of the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and the holders of the Rights.

          (b) The Company shall not be required to issue fractions of shares of Series One Preferred Stock (other than fractions which are integral multiples of one hundredth of a share of Series One Preferred Stock) (or other securities) upon exercise of the Rights or to distribute certificates which evidence such fractional shares of Series One Preferred Stock (other than fractions which are integral multiples of one hundredth of a share of Series One Preferred Stock) (or other securities). In lieu of such fractional shares of Series One Preferred Stock that are not integral multiples of one hundredth of a share of Series One Preferred Stock (or other securities), the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the then current market value of one hundredth of a share of Series One Preferred Stock (or other securities). For purposes of this Section 14(b), the current market value of one hundredth of a share of Series One Preferred Stock (or other securities) shall be the closing price (as the term "closing price" is used in Section 11(d) hereof) of one hundredth of a share of Series One Preferred Stock (or other securities) for the Trading Day immediately prior to the date of such exercise.

         (c) The holder of a Right, by the acceptance of the Right, expressly waives his or her right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

         Section 15.      Rights of Action.

         All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Exercisability Date, the registered holders of certificates representing shares of Common Stock); and any registered holder of a Rights Certificate (or, prior to the Exercisability Date, of a certificate representing shares of Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Exercisability Date, of a certificate representing shares of Common Stock), may, in his own behalf and for his own benefit, enforce (and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of) his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

         Section 16.      Agreement of Rights Holders.

         Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                 (a) prior to the Exercisability Date, the Rights shall be transferable only in connection with the transfer of Common Stock;

                 (b) after the Exercisability Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates duly executed;

                 (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Exercisability Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or the associated Common Stock Certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of
         Section 7(e) hereof, shall be affected by any notice to the contrary;
         and

                 (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other

         Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as promptly as practicable.

         Section 17.      Rights Certificate Holder Not Deemed a Stockholder.

         No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Series One Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby; nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, except as provided in Section 25 hereof, to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18.      Concerning the Rights Agent.

         (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses, including reasonable fees and disbursements of its counsel, incurred in connection with the execution and administration of this Agreement and the exercise and performance of its duties hereunder. The Company shall indemnify the Rights Agent, its officers, employees, agents and directors for, and hold each of them harmless against, any losses, expenses, claims, damages or liabilities incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent or such other indemnified party in connection with the acceptance or administration of this Agreement and performance hereunder, including without limitation, the costs and expenses of defending against any claim of liability therefrom, directly or indirectly, and will promptly reimburse the Rights Agent for legal and other expenses reasonably incurred in defending any such loss, expense, claim, damage or liability. The indemnity provided herein shall survive the expiration of the Rights and the termination of this Agreement. The costs and expenses reasonably and actually incurred by the Rights Agreement in successfully enforcing a claim for indemnification shall be paid by the Company.

         (b) The Rights Agent shall be protected by the indemnity provided by this Section and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement or the performance of its duties hereunder in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to have been signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons.

         Section 19.      Merger or Consolidation or Change of Name of Rights
Agent.

         (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stockholder services businesses of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case, at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         Section 20.      Duties of Rights Agent.

         The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations shall be read into this Agreement against the Rights Agent) upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person, Affiliate or Associate and the determination of "current market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be specified herein) may be deemed to be conclusively proved and established by a certificate signed by any person reasonably believed by the Rights Agent to be the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; provided, however, that such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (d) The Rights Agent is serving as an administrative agent and, accordingly, shall not have any responsibility for the validity or legality of any provision of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or for the validity, legality or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or failure by the Company to satisfy conditions contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e) hereof) without actual knowledge of such change, nor shall it be responsible for any adjustment required under the provisions of Section 11 or
Section 13 hereof or for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of the certificate describing any such adjustment contemplated by Section 12 hereof); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or any other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or any other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

         (e) The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Rights Agent for the performance by the Rights Agent of its duties under this Agreement.

         (f) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties; and it shall not be liable to the Company, the holder of any Rights Certificate or any stockholder of the Company for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while awaiting instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any such officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

         (g) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or offer securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         (h) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct if reasonable care was exercised in the selection and continued employment thereof.

         (i) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of its rights hereunder if the Rights Agent in its sole judgment shall have reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, either has not been completed, has not been signed, or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company. If such certificate has been completed and signed, the Rights Agent may assume without further inquiry that the Rights Certificate is not owned by a person described in Section 4(b) or Section 7(e) hereof and shall not be charged with any knowledge to the contrary.

         (k) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

         Section 21.      Change of Rights Agent.

         The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and the Series One Preferred Stock by registered or certified mail, and at the expense of the Company to the holders of Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Series One Preferred Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or any state of the United States, in good standing, and may be the Company or a Subsidiary of the Company. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Series One Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent.

         Section 22.      Issuance of New Rights Certificates.

         Notwithstanding any of the provisions of this Agreement or the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change made in accordance with the provisions of this Agreement in the Exercise Price or the number or kind or class of shares or other securities or property that may be acquired under the Rights Certificates. In addition, in connection with the issuance or sale of shares of Common Stock following the Exercisability Date and prior to the Expiration Date, the
Company:

                 (i) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and

                 (ii) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that no such Rights Certificate shall be issued if, and to the extent that (x) the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the person to whom such Rights Certificate would be issued, or (y) appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         Section 23.      Redemption.

         (a) The Rights may be redeemed by action of the Board pursuant to paragraph (b) of this Section 23 and shall not be redeemed in any other manner. Notwithstanding anything contained or implied in this Agreement to the contrary, the Rights shall not be exercisable after the occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder have expired.

         (b) The Board may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth day following the Record Date, or (ii) the Final Expiration Date, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, that with respect to any redemption of Rights under either of the circumstances set forth in clauses (i) and (ii) below, the Rights may be redeemed only if there are Continuing Directors then in office and the Board of Directors of the Company, with the concurrence of a majority of the Continuing Directors then in office, approves such redemption: (i) such approval occurs at any time after any Person becomes an Acquiring Person, or (ii) such approval occurs at any time after a change (resulting from a proxy solicitation or from a vote of stockholders or in any other manner) in a majority of the directors in office at the commencement of such solicitation, or prior to such vote if any Person who is a participant in such solicitation or vote has stated (or, if the majority of the directors in office at the commencement of such solicitation or prior to such vote has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take or may consider taking, any action that would result in such Person becoming an Acquiring Person or that would result in the occurrence of a Section 11(a)(ii) Event. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the current per share market price of shares of Common Stock at the time of redemption determined pursuant to Section 11(d) hereof) or any other form of consideration deemed appropriate by the Board; provided that if the Company elects to pay the Redemption Price in shares of Common Stock, the Company shall not be required to issue fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount of cash equal to the same fraction of the current per share market price of a whole share of Common Stock.

         (c) Immediately upon the action of the Board ordering the redemption of the Rights pursuant to paragraph (b) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (b), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their addresses as they appear upon the registry books of the Rights Agent or, prior to the Exercisability Date, on the registry books of the transfer agent for the Common Stock of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof and other than in connection with the purchase of shares of Common Stock prior to the Exercisability Date.

         Section 24.      Exchange.

         (a) The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or any part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"); provided, however, that with respect to any such action by the Board as to such an exchange, the Rights may be so exchanged only if (i) there are Continuing Directors then in office and
(ii) the Board approves such exchange with the concurrence of a majority of the Continuing Directors then in office. Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Adverse Person becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

         (b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24, and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

         (c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

         (d) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current per share market price of a whole share of Common Stock. For the purposes of this paragraph (d), the current market price of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second and third sentences of Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

         Section 25.      Notice of Certain Events.

         (a) In case the Company shall propose, at any time after the Exercisability Date,

                 (i) to pay any dividend payable in stock of any class to the holders of Series One Preferred Stock or to make any other distribution to the holders of Series One Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the company);

                 (ii) to offer to the holders of Series One Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Series One Preferred Stock or shares of stock of any class or any other securities, rights or options;

                 (iii) to effect any reclassification of its Series One Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Series One Preferred Stock);

                 (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with
         Section 11(o) hereof); or

                 (v) to effect the liquidation, dissolution or winding up of the Company;

then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action (which shall specify the record date for the purposes of such stock dividend or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Series One Preferred Stock, if any such date is to be fixed), and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Series One Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Series One Preferred Stock, whichever shall be the earlier; provided, however, that no such notice shall be required pursuant to this Section 25 if any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earning power to, any other Subsidiary of the Company.

         (b) In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Series One Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

         Section 26.      Notices.

         All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by telex, telegram or cable) and be mailed or sent or delivered, if to the Company, at the following address (until another address is filed in writing by the Company):

                              Signature Inns, Inc.
                              250 East 96th Street
                              Suite 450
                              Indianapolis, Indiana 46240
                              Attention: Mr. John Bontreger

and, if to the Rights Agent, at the following address (until another address is filed in writing by the Rights Agent):

                              Harris Trust and Savings Bank
                              211 W. Monroe Street
                              16th Floor
                              Chicago, IL 60606
                              Attention: Mr. Charlie Zade

All said notices shall be deemed given upon receipt. Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Exercisability Date, to the holder of certificates representing shares of Series One Preferred Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 27.      Supplements and Amendments.

         Prior to the Exercisability Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Exercisability Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company by action of a majority of the Continuing Directors so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order:

                 (i)      to cure any ambiguity;

                 (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein;

                 (iii)    to shorten or lengthen any time period hereunder; or

                 (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall be consistent with, and for the purpose of fulfilling, the objectives of the Board in adopting this Agreement, including any change in the number or class of shares of capital stock of the Company for which the Rights are potentially exercisable prior to a Triggering Event;

provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights; and provided, further, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence (A) subject to Section 31 hereof, a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to change the Exercise Price hereunder. Upon the delivery of a certificate from an appropriate officer of the Company or, so long as any Person is an Acquiring Person hereunder, from the majority of the Board of Directors, which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment which changes the rights and duties of the Rights Agent under this Agreement shall be effective without the consent of the Rights Agent, and no supplement or amendment shall be made which changes the Redemption Price, the Exercise Price, the Expiration Date or the number of shares of Common Stock (or other securities) for which a Right is exercisable without the approval of a majority of the Board of Directors. Prior to the Exercisability Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

         Section 28. Determinations and Actions by the Board of Directors, etc.

         For all purposes of this Agreement, any calculation of the number of shares of Common Stock or other securities outstanding at any particular time, including for purposes of determining the particular percentage of outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Exchange Act Regulations as in effect on the date hereof. Except as otherwise specifically provided herein, the Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (i) to interpret the provisions of this Agreement, and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board or by a majority of the Board in good faith (x) shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) shall not subject the Board or any member thereof to any liability to the holders of the Rights.

         Section 29.      Successors.

         All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 30.      Benefits of this Agreement.

         Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Exercisability Date, registered holders of shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Exercisability Date, registered holders of shares of Common Stock).

         Section 31.      Severability.

         If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if (i) any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable, and a majority of the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement; and (ii) at the time of such holding by such court or authority, the Rights are not redeemable, then the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by a majority of the Board as described above.

         Section 32.      Governing Law.

         This Agreement, each Right and each Rights Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of Indiana.

         Section 33.      Counterparts.

         This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

         Section 34.      Descriptive Headings.

         The headings contained in this Agreement are for descriptive purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 35.      Effective Date.

         Notwithstanding anything contained or implied in this Agreement to the contrary, this Agreement shall become effective only in the event that the Registration Statement is declared effective by the SEC. In the event such Registration Statement is, for any reason, not declared effective by the SEC or is withdrawn or otherwise terminated by the Company, this Agreement shall be of no force or effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first above written.


                                   SIGNATURE INNS, INC.


                                   By:
                                      -------------------------------------
                                      Name:
                                      Title:



                                   HARRIS TRUST AND SAVINGS BANK


                                   By:
                                      -------------------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT A



                          [Form of Rights Certificate]


Certificate No.                                               ___________ Rights


         NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE RIGHTS AGREEMENT). THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) OF SUCH AGREEMENT.] *


                               Rights Certificate

                              SIGNATURE INNS, INC.


         This certifies that [            ], or registered assigns, is the
registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms and conditions of the Amended and Restated Rights Agreement dated January 17, 1997 (the
"Rights Agreement") between Signature Inns, Inc., an Indiana corporation (the "Company"), and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent", which term shall include any

__________________________________

     * The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Exercisability Date (as such term is defined in the Rights Agreement) and prior to the Expiration Date (as such term is defined in the Rights Agreement) at the office of the Rights Agent or its successor designated for such purpose, one-hundredth of one fully paid nonassessable share of Series One Preferred Stock, without par value, of the Company (the "Series One Preferred Stock") at the Exercise Price initially of $40 per one hundredth of one share of Series One Preferred Stock, upon presentation and surrender of this Rights Certificate with the Election to Purchase and related certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares of Series One Preferred Stock which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above shall be subject to adjustment in certain events as provided in the Rights Agreement.

         Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement) or, under certain circumstances described in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

         In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase shares of capital stock of an entity other than the Company or receive cash or other assets, all as provided in the Rights Agreement.

         This Rights Certificate is subject to all of the terms and conditions of the Rights Agreement, which terms and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Rights Agent and are available from the Company upon written request.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company under certain circumstances at its option at a redemption price of $.001 per Right, payable at the Company's option in cash or in Common Stock, subject to adjustment in certain events as provided in the Rights Agreement.

         No fractional shares of Series One Preferred Stock (other than fractions which are integral multiples of one hundredth of a share of Series One Preferred Stock) will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Series One Preferred Stock or of any other securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the signature of the proper officers of the Company. Dated as of _______ __, ____.

ATTEST:                                    SIGNATURE INNS, INC.

____________________________               By:_________________________________
Title:______________________               Title:______________________________

Countersigned:

By _________________________
  Authorized Signature

                  [Form of Reverse Side of Rights Certificate]


                               FORM OF ASSIGNMENT

                  (To be executed by the registered holder if
                      such holder desires to transfer the
                              Rights Certificate)

FOR VALUE RECEIVED _________________________________hereby sells, assigns and transfers unto_________________________________________________________________
                 (Please print name and address of transferee)

________________________________________this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:__________________________, [____].



                                       ________________________________________
                                       Signature

Signature Guaranteed:

                                  Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:_______________, [____].            ____________________________________
                                          Signature


Signature Guaranteed:

______________________________________________________________________________


                                     NOTICE

         This signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

         Signature must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

         In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

                          FORM OF ELECTION TO PURCHASE

                    (To be executed if the registered holder
                     desires to exercise Rights represented
                           by the Rights Certificate)


To:      SIGNATURE INNS, INC.


         The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Rights Certificate to purchase the number of hundredths of a share of Series One Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:


                        (Please print name and address)
-----------------------------------------------------------------------

-----------------------------------------------------------------------

Please insert social security
or other identifying number:___________________________________________

         If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:


                        (Please print name and address)
------------------------------------------------------------------------

------------------------------------------------------------------------


Please insert social security
or other identifying number:____________________________________________

Dated:_________________________, [____].

                                        _______________________________________
                                        Signature

Signature Guaranteed:

______________________________________________________________________________

                                  Certificate


         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not beneficially owned by an Acquiring Person or an Affiliate or an Associate thereof (as defined in the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.


Dated:_______________, [____].             ____________________________________
                                           Signature


Signature Guaranteed:

______________________________________________________________________________


                                     NOTICE

         This signature to the foregoing Election to Purchase and Certificate must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

         Signature must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

         In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

                                                                       EXHIBIT B


                          SUMMARY OF RIGHTS AGREEMENT

         Each holder of shares of Common Stock of SIGNATURE INNS, INC. (the "Company") as of the close of business on March 18, 1997 (the "Record Date") will receive a distribution of one Stock Purchase Right (a "Right") per share of the Common Stock in accordance with and pursuant to the Rights Agreement. A Right will also accompany each share of the Common Stock issued following the Record Date. Each Right, when it first becomes exercisable, entitles the holder to purchase from the Company one hundredth of one share of Series One Preferred Stock at an initial exercise price of $40 per one-hundredth of one share (the "Exercise Price"), subject to adjustment.

         Exercisability of Rights. Initially, the Rights will not be exercisable or transferable apart from the shares of the Common Stock with respect to which they are distributed, and will be evidenced only by the certificates representing shares of Common Stock. The Rights will become exercisable and transferable apart from the Common Stock on a date (the "Exercisability Date") that is the earlier of (a) the close of business on the tenth business day after the Stock Acquisition Date, defined as the first date of a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (as defined below); or (b) the close of business on such date as a majority of the Company's Board of Directors shall determine, which date may occur only following the commencement of a tender or exchange offer that, if consummated, would result in a person or group becoming an Acquiring Person. The Rights will be exercisable from the Exercisability Date until the Expiration Date (which is the earlier of (x) the close of business on the tenth anniversary of the Record Date (the "Final Expiration Date") or (y) the date the Rights are redeemed by the Company (the "Redemption Date")), at which time they will expire.

         With certain exceptions described in the Rights Agreement, a person or group becomes an Acquiring Person when such person or group acquires or obtains the rights to acquire beneficial ownership of 20% or more of the then outstanding shares of the Common Stock (other than as a result of a Permitted Offer, as defined below), or 10% or more of such shares if the Company's Board of Directors, after reasonable inquiry and investigation, declares the acquiring person an Adverse Person under guidelines set forth in the Rights Agreement. A "Permitted Offer" is a tender or exchange offer for all outstanding shares of the Common Stock upon terms that a majority of the members of the Board of Directors who qualify as Continuing Directors under the Rights Agreement determines to be adequate and in the best interests of the Company and its shareholders. The Board of Directors may declare any person to be an Adverse Person after it determines that (i) such person, alone or together with its affiliates and associates, has become the beneficial owner of 10% or more of the Company's Common Stock and (ii) after reasonable inquiry and investigation, such Person's ownership in the Company is reasonably likely (x) to cause the Company to take action that would provide such person with short-term gain to the detriment of the long-term interests of the Company and its shareholders, or (y) to have a material adverse impact on the business or prospects of the Company.

         Transferability of Rights. Prior to the Exercisability Date, the Rights will not be transferable apart from the shares of the Common Stock to which they are attached. Thus, the surrender or transfer of any Common Stock certificate prior to that date will also constitute the transfer of the Rights associated with the shares represented by such certificate. As soon as practicable after the Exercisability Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to each record holder of shares of the Common Stock as of the close of business on the Exercisability Date and, in certain circumstances, holders of certain shares issued after the Exercisability Date.

         Flip-In Rights. Upon the occurrence of an Exercisability Date (a "Flip-In Event"), each holder of a Right will thereafter have the right (the "Flip-In Right") to receive, upon exercise, the number of shares of the Common Stock (or, in certain circumstances, at the discretion of the Company's Board of Directors, cash, property, other securities of the Company or other consideration) having a market value immediately prior to the Flip-In Event equal to two times the then current Exercise Price of the Right; provided, however, that any Right that is (or, in certain circumstances specified in the Rights Agreement, was) beneficially owned by an Acquiring Person (or any of its affiliates or associates) will become null and void upon the occurrence of the Flip-In Event. Cash will be paid in lieu of issuing fractional shares of Series One Preferred Stock pursuant to an exercise of the Rights.

         Flip-Over Rights. If, at any time following a Stock Acquisition Date, either (i) the Company is acquired in a merger or other business combination transaction, or (ii) the Company sells or otherwise transfers more than 50% of its aggregate assets, cash flow, or earning power, each holder of a Right (except Rights previously voided as described above) will thereafter have the right (the "Flip-Over Right") to receive, upon exercise, shares of common stock of the Acquiring Person having a value equal to two times the then current Exercise Price of the Right. The Flip-Over Right shall be exercisable apart from, and regardless of the exercise or surrender of, the Flip-In Right.

         Redemption of the Rights. At any time prior to the earlier of (i) the close of business on the tenth business day following the Stock Acquisition Date, or (b) the close of business on the Final Expiration Date, and in certain other circumstances, the Company's Board of Directors may redeem the Rights, in whole but not in part, at a Redemption Price of $.001 per Right.

         Exchange of the Rights. At any time after any person becomes an Acquiring Person, the Board of Directors may exchange the Rights (other than Rights owned by such Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per right. Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after such Acquiring Person becomes the beneficial owner of 50% or more of the shares of Common Stock then outstanding.

         Amendment of the Rights Agreement. At any time prior to the Exercisability Date, the Board of Directors may amend any provision of the Rights Agreement in any manner. Thereafter, the Board may amend the Rights Agreement in certain respects, including generally (a) to shorten or lengthen any time period under the Rights Agreement or (b) in any manner that the Company's Board of Directors deems necessary or desirable, so long as such amendment is consistent with and for the purpose of fulfilling the objectives of the Board in originally adopting the Rights Plan. Certain amendments (including changes to the Redemption Price, Exercise Price, Expiration Date, or number of shares for which a Right is exercisable), whether prior to the Exercisability Date or thereafter, are permitted only upon approval by a majority of the Board of Directors.

         Non-cumulative Preferred Stock, Series One. Each one hundredth of a share of Series One Preferred Stock, if issued, will have one vote per hundredth of a share and will vote on all matters submitted to a vote of the Company's shareholders, except as otherwise required by law. Subject to prior dividend rights and sinking fund or redemption or purchase rights which may be applicable to any other series of Series One Preferred Stock, the holders of the Series One Preferred Stock will be entitled to share ratably in such dividends, if any, as may be declared from time to time by the Company's Board of Directors in its discretion out of funds legally available therefor with respect to the Series One Preferred Stock and on a one hundred-to-one basis with respect to the Common Stock. The holders of each one-hundredth of a share of Series One Preferred Stock are entitled to share in any assets remaining after satisfaction of all prior claims upon liquidation of the Company, including prior claims of any other series of preferred stock, ratably with the holders of each share of the Company's Common Stock. Holders of the Series One Preferred Stock will have no preemptive or other subscription rights, and the Series One Preferred Stock is not subject to call.